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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)            June 18, 2003


                         Shelbourne Properties II, Inc.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


         0-16341                                       04-3502382
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 (Commission File Number)                  (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                 02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


               --------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





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Item 2. Acquisition or Disposition of Assets

         On June 18, 2003, Tri-Columbus Associates, a partnership in which Shelbourne Properties II, L.P. (the "Operating Partnership") indirectly holds a 20.66% interest, sold its property located in Grove City, Ohio for a gross purchase price of $4,090,000. The property was sold to 3960 Brookham Drive (Simmons) Associates, LLC, a an unaffiliated real estate investment trust. After satisfying the loan encumbering the property and other closing costs, net proceeds to Tri-Columbus Associates were approximately $375,000, of which approximately $77,475 are attributable to the Operating Partnership's interest.

         As a result of this sale, the remaining assets of the Operating Partnership a shopping center located in Matthews, North Carolina, an office building located in Richmond, Virginia, a 20.66% interest in an industrial buildings in the Columbus, Ohio area, and a 50% ownership interest in an office building located in Seattle, Washington

Item 5. Other Events and Required FD Disclosure

         On June 20, 2003, the Board of directors of the Registrant declared a dividend of $6.75 per share payable on July 9, 2003 to holders of record on June 30, 2003. The dividend is being made from cash reserves.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1     Press Release dated June 18, 2003.
                  99.2     Press Release dated June 20, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of June, 2003.


                               Shelbourne Properties II, Inc.


                               By: /s/ Peter Braverman
                                  --------------------
                                  Peter Braverman
                                  Executive Vice President





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                                  EXHIBIT INDEX


No.               Exhibit                                          Page
---                                                                ----

99.1              Press Release dated June 18, 2003                4
99.2              Press Release dated June 20, 2002                5